Exhibit 99.1

Lexaria Bioscience Announces New Research Including Cannabinoid Topical Creams and Nicotine Edibles

Kelowna, British Columbia – December 15, 2017 – Lexaria Bioscience Corp. (OTCQB: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a drug delivery platform innovator, announces a new topical skin cream research and development (“R&D”) program; R&D into nicotine edibles; and updates existing R&D programs.

Topical Skin Formulations for Cannabinoids.
Lexaria has formulated topical cream products as an extension of its DehydraTECH™ technology, for the delivery of cannabinoids into and through the skin which may prove to have emollient benefits desired by the topical products sector. Lexaria’s president, John Docherty M.Sc., has extensive experience as a biotech company executive and researcher for skin-based delivery of therapeutics.

Multiple Lexaria formulations are scheduled to be laboratory tested for human skin absorption and penetration characteristics during January through March 2018. Testing will be completed at a third-party lab utilizing human skin tissue and the latest in vitro evaluative techniques to measure cannabidiol penetration in the skin. Lexaria expects to optimize formulation and manufacturing processes to develop superior-performing product designs that will potentially be available to licensees during 2018.

Nicotine in Edible Formats.
Lexaria has accelerated its research focus on nicotine following its recently announced nicotine patent grant and has been researching edible forms of nicotine which could use the Company’s DehydraTECHTM technology. Formulations have been prepared and are currently completing quality control testing, prior to in vivo absorption and tolerability testing in animals.

A third-party Philadelphia based lab has been contracted to perform the first nicotine edible tests expected in February. In vivo testing with rats will examine two main outcomes:
1) Gastrointestinal distress. Without an enabling technology, untreated nicotine causes gastrointestinal upset and distress making nicotine edibles impractical. The DehydraTECHTM process will be evaluated for its ability to lessen gastrointestinal distress thus potentially opening the door to the creation of a new line of consumer products.
2) Absorption time and efficiency in crossing the intestinal wall and reaching the bloodstream. Earlier testing of the DehyrdaTECHTM process using cannabidiol as an active ingredient, proved reduced absorption times and enhanced intestinal permeability. It is expected that similar outcomes using nicotine may be experienced.

University of British Columbia (UBC) TurboCBD™ Study.
As previously announced, the UBC study was initiated with UBC board evaluation and approvals. However, a recent change in UBC policy has resulted in all MITACS/UBC studies of this class to be temporarily halted. This change in policy affects numerous studies at UBC. Lexaria is currently reviewing methods of modifying the contemplated UBC study and/or alternatives to complete the planned study objectives at UBC or elsewhere if necessary and will report on next steps when they are known.

National Research Council.
The National Research Council and Lexaria have successfully developed model formulations using the DehydraTECH™ process and methodology. Following this completed first phase, the parties now plan to formulate and test DehydraTECH™ based cannabinoid formulations in early 2018 to determine the inherent processes that enable the palatability and absorption benefits DehydraTECH™ formulations have demonstrated. This second phase is expected to be performed with cannabinoids for the first time to provide additional guidance for further study.

Formulation Experimentation.
Lexaria has conducted various cannabinoid formulation experiments, together with potential DehydraTECH™ licensee partners, on chocolates, candies, gummies, mouth-melts, chocolate bars, protein bars, beverages such as beer, spices, tea, coffee, supplements and more.

Beverage formulations have produced cannabinoid water-based products including de-alcoholized beer that mask unwanted cannabis flavor and are fast acting. Chocolate formulations were reported as being the fastest acting, most consistent, and best-tasting products in approximately 70% of cases in a recent consumer study. As the recreational markets for cannabis become legal in California and Canada, Lexaria expects increased demand for its superior-performing edible products. Its formulations further allow clients to retain organic food claims as the DehydraTECHTM process does not use any chemicals.

Lexaria will work with new and improved formulations for a variety of food products on a continuous basis throughout 2018 as it broadens its ever growing universe of products under development for potential licensees. This should shorten the technology licensing sales cycle and also assist companies as they collaborate with Lexaria to develop and sell the highest-performing products in their respective sales categories.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECHTM delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com
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FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
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FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. Scientific R&D is often unpredictable and unanticipated results could emerge from any study and have a material impact. There is no assurance that any planned corporate activity, scientific study, R&D, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods, Ambarii, DehydraTECHTM technology and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

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